SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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THE TOWN & COUNTRY TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE TOWN AND COUNTRY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        Notice is hereby given that the Annual Meeting of Shareholders of The Town and Country Trust will be held at The Center Club, 100 Light Street, Baltimore, Maryland on Thursday, May 3, 2001 at 11:00 A.M., local time, for the purpose of considering and acting upon:

1. The election of five (5) Trustees, each to hold office until the next Annual Meeting of Shareholders and until his successor shall be elected and qualified; and

2. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

        Shareholders of The Town and Country Trust of record at the close of business on March 15, 2001 are entitled to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Trustees

Daniel G. Berick
Secretary

Baltimore, Maryland
March 30, 2001

Shareholders are requested to complete, date, sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.

March 30, 2001

THE TOWN AND COUNTRY TRUST
100 South Charles Street
Baltimore, Maryland 21201

PROXY STATEMENT

        The accompanying proxy is solicited by the Trustees of The Town and Country Trust (the “Trust”) for use at the Annual Meeting of Shareholders to be held on May 3, 2001 and any adjournments thereof.

        Shareholders of record at the close of business on March 15, 2001 (the record date) will be entitled to vote at the Annual Meeting and any adjournments thereof. At that date the Trust had issued and outstanding 16,062,738 Common Shares of Beneficial Interest (the “Common Shares”), par value $.01 per Common Share. Each such Common Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 8,031,370 Common Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

        This Proxy Statement and the accompanying form of proxy were first mailed to Shareholders on March 30, 2001.

ELECTION OF TRUSTEES

        At this Annual Meeting, five Trustees are to be elected for a term expiring at the 2002 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Unless a Shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted for the election as Trustees of the five nominees named in the table below. All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominees subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such Common Shares for a slate of five persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable. For election as a Trustee, a nominee must receive the affirmative vote of a plurality of the Common Shares voted at the Annual Meeting in person or by proxy. Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum.

        The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Trust’s records. Each of the nominees first became a Trustee in connection with the formation of the Trust in 1993.

Name	Age	Position
Alfred Lerner	67	Chairman of the Board of the Trust

Harvey Schulweis	60	Chief Executive Officer and President of the Trust

James H. Berick	67	Partner, Squire, Sanders & Dempsey L.L.P., attorneys

H. Grant Hathaway	73	Retired, formerly Vice Chairman, MNC Financial, Inc., bank holding company

Milton A. Wolf	76	President of Milton A. Wolf Investors, investments, and Chairman of Zehman-Wolf Management, Inc., real estate management and development

        Mr. Lerner has been the Chairman of the Board of the Trust since its formation in May 1993. In addition, Mr. Lerner served as the Chief Executive Officer of the Trust from May 1993 until October 1997. Since September 1998, Mr. Lerner has been the Chairman and owner of the Cleveland Browns. Mr. Lerner also has served as the Chairman of the Board and Chief Executive Officer of MBNA Corporation, a bank holding company, since its inception as a public company in 1991. From 1979 until 1993, Mr. Lerner was the President of The Town and Country Management Corporation. He is Vice Chairman of the Board of Trustees of Columbia University and President of The Cleveland Clinic Foundation and a member of its Board of Trustees. He also is a Trustee of New York Presbyterian Hospital and Case Western Reserve University, as well as a member of the Board of Directors of the Marine Corps Law Enforcement Foundation.

        Mr. Schulweis has been the Chief Executive Officer of the Trust since October 1997 and the President of the Trust since its formation in May 1993. Mr. Schulweis has been the President of Schulweis Realty, Inc., a private real estate investment and development firm, since 1991. Formerly a general partner of Lazard Freres & Co., he is a Certified Public Accountant and was a partner in a predecessor firm to Ernst & Young LLP, a major international accounting firm. Mr. Schulweis is on the board of a number of philanthropic and professional organizations, including UJA Federation of New York, The Jewish Foundation for the Righteous, The American Jewish Joint Distribution Committee, The Spence School, Riverdale Country School, The Beth Israel Health Care System, and is a past member of the Board of Governors of the Real Estate Board of New York.

        Mr. Berick has been a Trustee of the Trust since its formation in May 1993. Since January 1, 2000, he has been a partner of Squire, Sanders & Dempsey L.L.P., the successor to Berick, Pearlman & Mills Co., L.P.A., of which Mr. Berick was the Chairman from July 1986 to December 31, 1999. He was the President and Treasurer of Realty ReFund Trust, a real estate investment trust, from 1990 through January 1998. Mr. Berick is a Director of MBNA Corporation.

        Mr. Hathaway, now retired, has been a Trustee of the Trust since its formation in May 1993. In addition, he served as the Vice Chairman of MNC Financial, Inc. from 1990 until 1993. He also served as Vice Chairman of Maryland National Bank from 1990 until 1993 and was its President and Chief Executive Officer in 1991. Mr. Hathaway was the President and Chief Executive Officer of American Security Bank, N.A. in 1991 and the Chairman and Chief Executive Officer of Equitable Bank, N.A. from 1979 until 1990. Mr. Hathaway also served as the President of Equitable Bancorporation from 1975 until 1990 and as its Chief Executive Officer from 1981 until 1990. Mr. Hathaway is a member of The Kennedy Krieger Institute Development and Resource Board.

        Dr. Wolf has served as a Trustee of the Trust since its formation in May 1993. In addition, he has served as the President of Milton A. Wolf Investors and as the Chairman of Zehman-Wolf Management, Inc. since 1980. Dr. Wolf was the United States Ambassador to Austria from 1977 until 1980. From 1981 until 1987, Ambassador Wolf served as a Distinguished Professorial Lecturer in Economics at Case Western Reserve University. Ambassador Wolf holds a Ph.D. in Economics from Case Western Reserve University and holds honorary doctoral degrees from Cleveland State University and Case Western Reserve University. He is Chairman of the American Austrian Foundation, Vice Chairman of the Council of American Ambassadors and is a member of the Council on Foreign Relations, the Academy of Political Science and the American Economic Association. Ambassador Wolf serves on the Boards of Trustees of Case Western Reserve University and the Cleveland Clinic Foundation.

        The Board of Trustees has established an Audit Committee and a Compensation Committee. James H. Berick, H. Grant Hathaway and Milton A. Wolf comprise the Audit Committee and the Compensation Committee. The Trust does not have a nominating committee. The functions of such committee are performed by the Board of Trustees.

        The Audit Committee has been established to provide assistance to the Board of Trustees in fulfilling its oversight responsibility to the Shareholders, potential Shareholders, the investment community, and others relating to the Trust’s financial statements and the financial reporting process, its systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Trust’s financial statements, and the legal compliance and ethics programs as established by management and the Board of Trustees. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the Trust’s independent auditors, and management of the Trust. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Trust and has the power to retain outside counsel or other experts for this purpose. Notwithstanding the foregoing, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management of the Trust and the independent auditors. The Audit Committee met twice during the fiscal year.

        The Compensation Committee is responsible for administering the Trust’s Amended and Restated 1993 Long Term Incentive Plan, the Trust’s 1997 Long Term Incentive Plan and for reviewing benefits and executive compensation, including incentive compensation. The Compensation Committee met once during the fiscal year.

        The Board of Trustees held four meetings during the year ended December 31, 2000. All Trustees attended each meeting of the Trustees and of the Committees thereof, except Dr. Wolf, who did not attend one Board meeting and one Committee meeting held on the same day.

The Board of Trustees recommends a vote FOR each nominee for Trustee.

Certain Related Transactions; Compensation Committee Interlocks and Insider Participation

        Michael H. Rosen, who served as Executive Vice President of the Trust until March 2001, is indebted to the Trust in connection with the consolidation of certain personal indebtedness in the amount of $250,000 as of March 15, 2001. In 2000, a portion of this indebtedness was forgiven, the amount of which is disclosed in the Summary Compensation Table.

        James H. Berick, a Trustee, is a partner of the law firm of Squire, Sanders & Dempsey L.L.P., (successor to the law firm of Berick, Pearlman & Mills Co., L.P.A.), general counsel to the Trust.

        In January 2001, the Board of Trustees approved an amendment to the Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of The TC Operating Limited Partnership, a Maryland limited partnership (the “Operating Partnership”) in which the Trust is an 86.42% general partner and Messrs. Lerner and Schulweis beneficially own 11.85% and 1.19% limited partnership interests, respectively. The amendment provides for a change in the allocation, for tax purposes, of gains resulting from the sale of certain of the Trust’s properties. The amendment will have no effect on the Operating Partnership’s cash distributions.

        When the Trust was formed in 1993, tax considerations required a special allocation of the depreciation on the Trust’s properties. Accordingly, the Partnership Agreement provides for the special allocation, for tax purposes, to the limited partners (including Messrs. Lerner and Schulweis) of 85% of the depreciation relating to the Trust’s original 26 properties and each other property which has obligations respecting the debt of any of the original 26 properties (such other properties, collectively, the “Allocation Group Properties”). Prior to the amendment, the Partnership Agreement further provided for the special allocation, for tax purposes, to such limited partners of a portion of any gains resulting from the sale of any of the Trust’s properties.

        The amendment provides that the special tax allocations of gains on sale will be more consistent with the special tax allocations of depreciation, so that gain from the sale of a property only will be specially allocated, for tax purposes, to the limited partners if the property is (i) one of the Trust’s original 26 properties or (ii) an Allocation Group Property (but only to the extent of prior special allocations of depreciation to the limited partners from that Allocation Group Property). Gains resulting from the sale of any other property will be allocated for tax purposes among the Trust and the limited partners ratably in accordance with their respective percentage interests in the Operating Partnership.

        In order to attempt to equalize the allocations of gains on sale between the Trust and the limited partners, the amendment will have the effect of increasing the Trust’s share of taxable gains from sales of properties that are not Allocation Group Properties, with a corresponding decrease in the limited partners’ share of taxable gains on the sale of those properties. That increase will increase the Trust’s income tax liability (if the gains are retained by the Trust) or the Shareholders’ income tax liabilities (if the gains are distributed to Shareholders), upon sales of properties that are not Allocation Group Properties. In the event of such gains on sale, the amendment also will result in each Shareholder having the benefit of a higher basis in his or her Trust Common Shares when such Shareholder subsequently should sell those Common Shares.

Involvement in Certain Legal Proceedings

        Mr. Schulweis has been both an owner and an investor in a significant number of real estate projects. Of such projects in which Mr. Schulweis or an affiliate is a general partner, one was sold through foreclosure proceedings in 1996.

Compensation of Trustees

        The Trust pays an annual fee of $25,000, plus a fee of $2,500 for each meeting attended, to its Trustees who are not employees of the Trust or any of its subsidiaries. Trustees who are employees of the Trust are not paid any Trustees’ fees. The Trust reimburses the Trustees for travel expenses incurred in connection with their activities on behalf of the Trust.

        Pursuant to the Amended and Restated 1993 Long Term Incentive Plan (the “1993 Plan”) adopted by the Trust, each Trustee who is not otherwise an employee of the Trust or its subsidiaries or affiliates automatically receives, on each January 2, an annual grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares at the date of grant of such option. In addition, each of the Trust’s current non-employee Trustees, upon joining the Board, received an initial grant of options to purchase 2,000 Common Shares at an exercise price equal to the initial public offering price of $22.00. Should any additional Trustees be elected in the future, each such Trustee would receive an initial grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares as of such date. Future option grants to non-employee Trustees may be made pursuant to either the 1993 Plan or the 1997 Long Term Incentive Plan (the “1997 Plan”). The provisions of the 1997 Plan in respect of grants of options to non-employee Trustees are identical to the provisions in respect thereof under the 1993 Plan. However, the 1997 Plan provides that annual option grants to non-employee Trustees under the 1997 Plan shall not duplicate any such grants under the 1993 Plan.

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of the Trust’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

        The Audit Committee consists of the following members of the Trust’s Board of Trustees: James H. Berick, H. Grant Hathaway and Milton A. Wolf. Each of the members of the Audit Committee is “independent” under the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Trustees. A copy of such charter is included in this Proxy Statement as Appendix A.

        The Audit Committee has reviewed and discussed the audited financial statements of the Trust for the fiscal year ended December 31, 2000 with the Trust’s management. The Audit Committee has discussed with Ernst & Young LLP, the Trust’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

        Based upon the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Audit Committee

James H. Berick
H. Grant Hathaway
Milton A. Wolf

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of the Trust’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

        This report describes the Trust’s executive compensation programs and the basis on which fiscal 2000 compensation determinations were made by the members of the Compensation Committee in respect of the executive officers of the Trust, including Mr. Schulweis, the Trust’s Chief Executive Officer.

        The Trust’s compensation program provides annual cash compensation to executive officers that recognizes short-term individual and Trust performance and long-term compensation that encourages executive officers to focus on the future. The program is designed to reward current performance in proper context with the long-term health of the Trust and to provide for continuity of management of the Trust’s properties, which the Board of Trustees considers to be of critical importance. Annual cash compensation consists of salary and bonus. Long-term incentive programs include grants of share options and restricted and unrestricted share awards.

        The Compensation Committee approved annual salaries and bonuses for the Trust’s executive officers in respect of fiscal 2000. For purposes of comparison, the Compensation Committee considered salaries and bonuses paid to executive officers of other publicly-held real estate investment trusts. Salaries are based on responsibilities with the Trust, experience, and individual and Trust performance. Bonuses for executive officers are based on Trust and individual performance. Bonuses for 2000 for executive officers were approved by the Compensation Committee based primarily on the Trust’s performance in 2000 relative to plans, goals and objectives, including financial goals such as growth in funds from operations, management of costs and acquisitions of new properties, and nonfinancial goals such as tenant satisfaction, employee turnover and management of internal systems and growth.

        Mr. Schulweis’ salary and bonus (in the amounts set forth in the Summary Compensation Table, below) were determined in accordance with the above criteria.

        To provide long-term incentives, the Compensation Committee may grant share options and restricted and unrestricted share awards to officers and key employees under either the 1993 Plan or the 1997 Plan. No share options were granted in 2000 under the 1997 Plan. However, under both the 1993 Plan and the 1997 Plan, when share options are granted, the option price is equal to the fair market value of the Trust’s Common Shares on the date of grant. These options vest over a period of three years beginning on the first anniversary of the date of grant and expire ten years after the grant date. Restricted Common Shares were awarded in 2000 under the 1997 Plan. The restrictions thereon lapse on termination of the officer’s employment due to death, disability, retirement or a change in control of the Trust. Upon termination of employment for any other reason, all restricted Common Shares as to which the restrictions have not lapsed are forfeited to the Trust. Holders of restricted Common Shares have all of the rights of holders of Common Shares, including the right to receive dividends and to vote. Mr. Schulweis received a grant of 40,000 restricted Common Shares in 2000.

The Compensation Committee

James H. Berick
H. Grant Hathaway
Milton A. Wolf

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the compensation paid or to be paid by the Trust or its subsidiaries in respect of services rendered during the Trust’s fiscal year ended December 31, 2000 to the Trust’s Chief Executive Officer and each of the Trust’s other executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Options (Shares)	All Other Compensation
Alfred Lerner, Chairman of the Board	2000 1999 1998	$200,000 $200,000 $200,000	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	0 0 0	$ 0 $ 0 $ 0

Harvey Schulweis, President, Chief Executive Officer	2000 1999 1998	$275,000 $250,000 $200,000	$200,000 $120,000 $100,000	$105,975 $ 0 $ 0	$692,500 $ 0 $ 0	0 30,000 0	$ 0 $ 0 $ 0

Michael H. Rosen, Executive Vice President, Chief Operating Officer(3)	2000 1999 1998	$225,000 $195,000 $175,000	$150,000 $135,000 $ 95,000	$129,376 $ 0 $ 0	$432,813 $ 0 $ 0	0 25,000 0	$127,855 $ 96,034 $ 96,160	(4)

Jennifer C. Munch, Senior Vice President, Treasurer(3)	2000 1999 1998	$140,000 $125,000 $110,000	$ 65,000 $ 65,000 $ 50,000	$ 4,190 $ 0 $ 0	$ 0 $ 0 $ 0	0 10,000 0	$ 34,603 $ 33,845 $ 33,971	(4)

Alan W. Lasker, Senior Vice President—Finance	2000 1999 1998	$140,000 $122,500 $115,000	$ 65,000 $ 55,000 $ 35,000	$ 0 $ 0 $ 0	$103,875 $ 0 $ 0	0 10,000 0	$ 8,064 $ 7,998 $ 7,524	(4)

(1)
Amounts shown reflect the difference between the exercise price paid by the respective executive officer for Common Shares acquired upon exercise of options and the fair market value of the Common Shares on the date of exercise.

(2)
The total number of restricted shares and the aggregate market value thereof at December 31, 2000 are as follows: Mr. Lerner held no restricted shares; Mr. Schulweis held 140,000 restricted shares having an aggregate market value of $2,703,400; Mr. Rosen held 125,000 restricted shares having an aggregate market value of $2,413,750; Mrs. Munch and Mr. Lasker each held 24,000 restricted shares having an aggregate market value of $463,440. Dividends accrue and are paid on the restricted shares. The aggregate market value is based on the fair market value at December 31, 2000 of $19.31 per share.

(3)	Effective March 1, 2001, Mr. Rosen and Mrs. Munch each resigned as an executive officer of the Trust.

(4)
Amounts shown include the following: Trust or subsidiary contributions to defined-contribution plan —$7,788 for each of Mr. Rosen, Mrs. Munch and Mr. Lasker; Trust or subsidiary payments of term life insurance premiums—$2,319 for Mr. Rosen, $914 for Mrs. Munch and $276 for Mr. Lasker; Trust or subsidiary payments of split-dollar life insurance premiums—$87,748 for Mr. Rosen and $25,901 for Mrs. Munch; and, for Mr. Rosen, forgiveness of $30,000 of indebtedness owed to the Trust.

Stock Options

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized(1)	No. of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable
Alfred Lerner	0	$ 0	0/0	$0/$0
Harvey Schulweis	31,723	$ 105,975	118,277/20,000	$537,200/$81,200
Michael H. Rosen	40,000	$ 129,376	58,333/16,667	$269,332/$67,668
Jennifer C. Munch	1,000	$ 4,190	52,333/6,667	$239,972/$27,068
Alan W. Lasker	0	$ 0	28,333/6,667	$129,407/$27,068

(1)
Amounts shown reflect the difference between the exercise price paid by the respective executive officer for Common Shares acquired upon exercise of options and the fair market value of the Common Shares on the date of exercise.

PERFORMANCE GRAPH

        The following graph compares total Shareholder returns from December 31, 1995 through December 31, 2000 to the Standard & Poor’s 500 Stock Index (“S&P 500”) and to the National Association of Real Estate Investment Trusts, Inc.’s Equity REIT Total Return Index (“NAREIT”). The graph assumes that the value of the investment in the Common Shares and each index was $100 at December 31, 1995 and that all dividends were reinvested. The Shareholder return shown on the following graph is not necessarily indicative of future performance.

        The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

Executive Officer Separation Agreements

        In March 2001, the Trust entered into agreements with each of Mr. Rosen and Mrs. Munch in connection with their resignations as executive officers of the Trust. Pursuant to these agreements, Mr. Rosen and Mrs. Munch each have agreed to remain in the employ of the Trust until January 2, 2002, and the Trust agreed, inter alia, to continue to pay to each of them their respective salaries and bonuses for approximately two years and a portion of the cash surrender value received by the Trust upon cancellation of certain insurance policies maintained on their behalf. The Trust also agreed to continue to provide to them certain employee benefits during the remainder of their employment with the Trust. In addition, pursuant to Mr. Rosen’s agreement, the Trust has agreed to forgive Mr. Rosen’s existing indebtedness and to pay to Mr. Rosen certain amounts should he dispose of any Common Shares acquired under the Plans in the year following his employment termination at a market price below a threshold amount.

Retirement Plan

        An affiliate of the Trust, the TC Operating Limited Partnership, maintains a contributory defined-contribution 401(k) benefit plan for the benefit of employees. The 401(k) plan covers substantially all employees who are twenty and one-half years old with six months or more of service. Discretionary employer contributions may be made to the 401(k) plan for each participant. Participants qualify for benefits upon reaching the age of sixty-five and early retirees qualify provided they have reached the age of fifty-five and have completed ten years of service. After three years of service, participants become 20% vested in employer contributions which are based on current compensation levels. From the fourth through the seventh years vesting increases by 20% each year until full vesting occurs. For the fiscal year ended December 31, 2000, $7,788 was contributed to the plan accounts of each of Mr. Rosen, Mrs. Munch and Mr. Lasker. Messrs. Lerner and Schulweis are not participants in the 401(k) plan.

OWNERSHIP OF COMMON SHARES OF BENEFICIAL INTEREST

        The following table sets forth information as of March 15, 2001 in respect of beneficial ownership of Common Shares by each person known to the Trust to own 5% or more of its Common Shares, by each Trustee, by each named executive officer and by all Trustees and executive officers as a group.

Name	Shares Beneficially Owned(1)(2)(3)(4)		% of Outstanding Shares	Ownership of Share Equivalents(5)	Total Shares and Share Equivalents/%(6)
Management
Alfred Lerner
25875 Science Park Drive
Beachwood, Ohio 44122	1,000,000		6.2%	2,152,299	3,152,299/17.0%
Harvey Schulweis	410,000		2.6%	215,230	601,896/3.2%
James H. Berick	23,900	(7)	*	—	—
H. Grant Hathaway	68,000		*	—	—
Milton A. Wolf	85,300	(8)	*	—	—
Michael H. Rosen	191,666		1.2%	—	—
Jennifer C. Munch	89,938	(9)	*	—	—
Alan W. Lasker	56,666		*	—	—
All Trustees and Executive Officers as a Group (8 persons)	1,925,470		12.0%

Other 5% Beneficial Owners

Warren E. Buffett
1440 Kiewit Plaza
Omaha, Nebraska 68131	943,100	(10)	5.9%

*	Less than 1% of the Common Shares outstanding.

(1)
Includes the following number of Common Shares which are not owned but can be purchased within 60 days upon the exercise of options granted under the 1993 Plan: 18,000 by each of James H. Berick, H. Grant Hathaway and Milton A. Wolf; 79,302 by Mr. Schulweis; 30,000 by Mr. Rosen; 39,000 by Mrs. Munch; 10,000 by Mr. Lasker; and 212,302 by all Trustees and executive officers as a group.

(2)
Includes the following number of Common Shares which are not owned by can be purchased within 60 days upon the exercise of options granted under the 1997 Plan: 48,975 by Mr. Schulweis, 36,666 by Mr. Rosen, 16,666 by Mrs. Munch, 21,666 by Mr. Lasker, and 123,973 by all Trustees and executive officers as a group.

(3)
Includes the following number of restricted Common Shares awarded under the 1993 Plan: 100,000 for Mr. Schulweis, 100,000 for Mr. Rosen, 24,000 for Mrs. Munch, 18,000 for Mr. Lasker, and 242,000 for all Trustees and executive officers as a group.

(4)
Includes the following number of restricted Common Shares awarded under the 1997 Plan: 40,000 for Mr. Schulweis, 25,000 for Mr. Rosen, 6,000 for Mr. Lasker, and 71,000 for all Trustees and executive officers as a group.

(5)
In consideration of the contributions of their interests in the Trust’s original properties as part of the formation of the Trust, Messrs. Lerner and Schulweis retained beneficial ownership of their limited partnership interests in the Operating Partnership, in which the Trust is an 86.42% general partner. As of March 15, 2001, Messrs. Lerner and Schulweis owned 11.85% and 1.19% limited partnership interests, respectively, in the Operating Partnership. The limited partners of the Operating Partnership share proportionately with the Trust, as general partner, in the net income or loss and any distributions of the Operating Partnership; therefore, Mr. Lerner’s 11.85% limited partnership interest in the Operating Partnership is the economic equivalent of 2,152,299 Common Shares and Mr. Schulweis’ 1.19% limited partnership interest in the Operating Partnership is the economic equivalent of 215,230 Common Shares. Pursuant to the partnership agreement of the Operating Partnership, Messrs. Lerner and Schulweis each may convert his limited partnership interest into such number of Common Shares.

(6)	Percentage shown calculated based on conversion of all share equivalents into Common Shares.

(7)	Includes 1,200 Common Shares held solely by Mr. Berick’s wife, beneficial ownership of which Mr. Berick disclaims.

(8)
Includes 4,500 Common Shares currently held in the name of Dr. Wolf’s late wife and 1,300 Common Shares currently held in the name of Dr. Wolf’s late wife as guardian for their adult child, beneficial ownership of which Dr. Wolf disclaims.

(9)	Includes 936 Common Shares held solely by Mrs. Munch’s husband, beneficial ownership of which Mrs. Munch disclaims.

(10)
According to his report on Schedule 13G, as of December 31, 2000, Warren E. Buffett beneficially owned 943,100 Common Shares. Mr. Buffett states in his Schedule 13G that he possesses sole authority to vote and to dispose of all such shares.

SELECTION OF ACCOUNTANTS

        The Trustees have selected Ernst & Young LLP as independent accountants for the Trust for the fiscal year ending December 31, 2001. Ernst & Young LLP were the independent accountants for the Trust for the fiscal year ended December 31, 2000 and are considered by the Trustees to be well qualified.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        The fees billed by Ernst & Young LLP for services rendered to the Trust and its subsidiaries in 2000 were as follows:

Audit Fees

        For the audit of the Trust’s annual financial statements and for the review of the financial statements included in the Trust’s Quarterly Reports on Form 10-Q, all in respect of the year ended December 31, 2000, $217,700.

Financial Information Systems Design and Implementation Fees

        For financial information systems design and implementation for the year ended December 31, 2000, $0.

All Other Fees

        For the year ended December 31, 2000, audit related fees of $44,000 and non-audit services of $248,832. Audit related services generally include fees for SEC registration statements and audits of employee benefit plans. The Audit Committee has considered whether the provision of these other services is compatible with maintaining Ernst & Young LLP’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Trust’s officers and Trustees, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes in ownership of the Common Shares with the Securities and Exchange Commission. All such persons timely filed their respective reports during the year ended December 31, 2000, except Messrs. Lasker and Rosen and Mrs. Munch, each of whom filed one such report subsequent to the due date therefor, and except Mr. Schulweis, who filed two such reports subsequent to the due date therefor, one of which reports reported four transactions.

OTHER MATTERS

        The Trustees know of no matter to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

SHAREHOLDER PROPOSALS

        If a Shareholder intends to present a proposal in accordance with Rule 14a-8 of the Securities and Exchange Commission at the Annual Meeting of Shareholders presently scheduled for April 2002, such proposal must be received by the Trust on or before November 24, 2001 in order to be considered for inclusion in the Trust’s Proxy Statement and form of proxy relating to that meeting. If a Shareholder intends to present a proposal outside of the requirements of such Rule at such Annual Meeting, such proposal must be received by the Trust on or before February 7, 2002.

REVOCATION OF PROXIES

        A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.

SOLICITATION OF PROXIES

        The cost of soliciting proxies will be borne by the Trust. The Trust does not expect to pay for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy materials to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph or by officers, Trustees and regular employees of the Trust.

By order of the Board of Trustees

Daniel G. Berick
Secretary

March 30, 2001

Appendix A

AUDIT COMMITTEE CHARTER
THE TOWN AND COUNTRY TRUST

May 4, 2000

Organization

        This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Trustees (the “Board”) of The Town and Country Trust, a Maryland real estate investment trust (the “Trust”). The Committee shall review and reassess this Charter at least annually and obtain the annual approval of this Charter by the Board. The Committee shall be appointed by the Board and shall comprise at least three Trustees, each of whom is “independent” of management and the Trust within the meaning of Section 303.01(B)(3) of the New York Stock Exchange Listed Company Manual. All Committee members shall be “financially literate”, as such qualification is interpreted by the Board in its business judgment, and at least one member shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

Statement of Policy

        The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Trust’s financial statements and the financial reporting process, its systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Trust’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the Trust’s independent auditors, and management of the Trust. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Trust and has the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

        The primary responsibility of the Committee is to oversee the Trust’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Trust’s financial statements, and the Trust’s independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to create an overall environment conducive to quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may alter or supplement them as it deems appropriate in the exercise of its business judgment.

•
The Committee shall have a clear understanding with management and the Trust’s independent auditors that the Trust’s independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Trust’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the Trust’s independent auditors. The Committee shall discuss with the Trust’s auditors their independence from management and the Trust and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Trust’s independent auditors.

•
The Committee shall discuss with the Trust’s management and the Trust’s independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the Trust’s independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Trust’s system to monitor and manage business risk, and the Trust’s legal and ethical compliance programs. Further, the Committee shall meet separately with the Trust’s independent auditors, with and without management present, to discuss the results of their examinations.

•
The Committee shall review the interim financial statements with management and the Trust’s independent auditors prior to the filing of the Trust’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purpose of this review.

•
The Committee shall review with management and the Trust’s independent auditors the financial statements to be included in the Trust’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated by the Trust’s independent auditors under generally accepted auditing standards.

DETACH CARD HERE

PLEASE SIGN AND RETURN THIS PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING

YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND

PROXY

THE TOWN AND COUNTRY TRUST
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF TRUSTEES

        The undersigned hereby appoints ALFRED LERNER, HARVEY SCHULWEIS and JAMES H. BERICK and each of them as Proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of Beneficial Interest of The Town and Country Trust held of record by the undersigned on March 15, 2001, at the Annual Meeting of Shareholders to be held on May 3, 2001, and at any adjournments thereof:

1.	Election of five (5) Trustees for a term expiring at the 2002 Annual Meeting of Shareholders.

FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

Alfred Lerner, Harvey Schulweis, James H. Berick, H. Grant Hathaway and Milton A. Wolf

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

(Continued, and to be signed on the other side)

DETACH CARD HERE

(Continued from other side)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
, 2001

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE